April 18, 1996

Mr. Bryan K. Bedford
President and CEO
Mesaba Airlines
7501 26th Avenue South
Minneapolis, MN

Dear Bryan:

This Side Letter to the Airline Services Agreement ("Agreement") dated September 15, 1988, as amended, between Mesaba Aviation, Inc. and Northwest Airlines, Inc., sets forth the revised compensation methodology to be utilized during the period January 1, 1996 through March 31, 1997 ("Interim Period"). Except as is expressly discussed below, all other terms and conditions of the Agreement shall remain unchanged.

COST PER ASM TARGET LEVELS

Mesaba agrees to achieve systemwide Cost per ASM levels consistent with the following schedule:

                                CALENDAR QUARTER
--------------------------------------------------------------------------------
                    1Q96      2Q96      3Q96      4Q96      1Q97
                  --------- --------- --------- --------- ---------

Cost per ASM         *         *         *         *         *

Northwest shall not be obligated to make any ASM payments in excess of the Cost per ASM levels set forth above ("ASM Cap Rate"). *

It is understood by Mesaba and Northwest that the ASM Cap Rate includes * of additional annual Dash 8 expenses (Exhibit A) transferred to Mesaba, which were previously paid for directly by Northwest, and Mesaba hereby agrees that it is responsible for payment of such costs. *

REDUCED COST SHARING

To the extent that Mesaba is able to cut costs to a level below the quarterly ASM Cap Rate, Northwest and Mesaba shall share such savings equally until the actual system Cost per ASM reaches * , below which Mesaba shall retain all savings. The calculation of actual cost per ASM versus the ASM Cap Rate shall be reconciled quarterly, and shall be settled on the first wire transfer date after such reconciliation.


*Confidential portions omitted and filed separately with the Commission pursuant to a confidential treatment request.


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PER PASSENGER FEES

Mesaba shall receive * per passenger for all revenue passengers which fly on Mesaba flights. A passenger flying on a one-stop flight into the hub city shall be treated as a single passenger for calculating the per passenger fees (i.e. this passenger does not get counted for each segment).

PERFORMANCE BONUSES

The Performance Bonus calculations shall be based upon a controllable completion
factor goal of   *   and a controllable on-time performance goal of   *
(arrival within   *   minutes).  Mesaba shall receive a bonus of   *   per
passenger, for all passengers if the goals are achieved. Mesaba shall pay penalties in accordance with Section JP-4.5.C of the Agreement for completion factor and on-time shortfalls.

Sections JP-4.5.A (Northwest Contribution Margin Bonus) and JP-4.5.B (Cost per ASM target range) of the Agreement shall no longer apply.

FUEL ADJUSTMENT

Effective January 1, 1996 and throughout the term of this agreement, Mesaba shall submit to Northwest a monthly reconciliation of its cost per gallon of into-plane aircraft fuel. Northwest shall reimburse Mesaba for all into-plane
fuel costs incurred by Mesaba in excess of   *   and Mesaba will reimburse
Northwest (through a set-off from revenue wire transfers to Mesaba) for all
into-plane fuel costs of less than   *   based on actual monthly usage.
Mesaba agrees to pay Northwest a fee of   *  /month for services related to
fuel administration provided by Northwest during the term of this agreement.
  *

  *

SCHEDULING

Northwest agrees to use all commercially reasonable efforts to identify and implement Mesaba growth opportunities in 1996. Northwest also agrees to a conduct a quarterly schedule coordination meeting.

Except as expressly set forth herein, the Agreement shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

This Side Letter shall in all respects be subject to the terms and conditions of the Agreement except that in the event of an inconsistency between the Agreement and this Side Letter, the terms and conditions of this Side Letter shall prevail.

Accepted and Agreed to this 26 day of April 1996.

*Confidential portions omitted and filed separately with the Commission pursuant to a confidential treatment request.


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/s/Neal Cohen                           /s/Bryan K. Bedford
------------------------------          ------------------------------
Neal Cohen                              Bryan K. Bedford
Vice President                          President and CEO
Northwest Airlines, Inc.                Mesaba Airlines, Inc.